UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 12, 2010

CLAYTON WILLIAMS ENERGY, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-10924	75-2396863
(State or other jurisdiction of	(Commission File	(I.R.S. Employer
incorporation or organization)	Number)	Identification Number)

6 Desta Drive, Suite 6500, Midland, Texas	79705-5510
(Address of principal executive offices)	(Zip code)

Registrant’s Telephone Number, including area code:   (432) 682-6324

Not applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐            Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On March 12, 2010, we entered into employment agreements (the “Employment Agreements”) with each of Clayton W. Williams, Jr., Chairman of the Board, President and Chief Executive Officer, L. Paul Latham, Executive Vice President and Chief Operating Officer, Mel G. Riggs, Senior Vice President and Chief Financial Officer, Patrick C. Reesby, Vice President — New Ventures, and Michael L. Pollard, Vice President and Principal Accounting Officer (the “Named Executive Officers”).  The effective date of the Employment Agreements is March 1, 2010.

The Employment Agreements provide for minimum base salaries as follows:  Mr. Williams — $606,960; Mr. Latham — $351,540; Mr. Riggs — $317,500; Mr. Reesby — $228,800; and Mr. Pollard — $226,568, and provide the Named Executive Officers with certain other compensation and benefits.  The Employment Agreements are effective for an initial term of three years, and will be automatically extended for an additional one year period on the third anniversary date of the effective date of the agreement (and on the fourth and fifth anniversary dates of the effective date), unless, at least 90 days prior to any such anniversary date, either party gives notice of non-renewal.

Pursuant to the Employment Agreements, the Company is required to provide compensation to the Named Executive Officers in the event the Named Executive Officer’s employment is terminated under certain circumstances.  If a Named Executive Officer becomes disabled or dies, the agreements provide for a lump sum payment of 18 months of base salary, payable within 90 days of termination or by March 15 of the year following termination, if earlier, and 12 months of continued health benefits.  If a Named Executive Officer’s employment is terminated by the Company without cause or by the executive for good reason, or if the Company gives a notice of non-renewal to the executive, the executive will receive a lump sum payment equal to either 200% (for Messrs. Williams, Latham and Riggs) or 150% (for Messrs. Reesby and Pollard) of his annualized compensation, consisting of base salary, average bonus for the most recent three years, automobile allowance, and 401(k) matching contributions, payable within 90 days of termination or by March 15 of the year following termination, if earlier, plus 18 months of continued health benefits.  If a Named Executive Officer’s employment is terminated by the Company without cause or by the executive for good reason, or if the Company gives notice of non-renewal to the Named Executive Officer, in each case, within 24 months following a change in control of the Company, the executive will receive a lump sum payment equal to either 300% (for Messrs. Williams, Latham and Riggs) or 200% (for Messrs. Reesby and Pollard) of his annualized compensation, consisting of base salary, average bonus for the most recent three years, automobile allowance, and 401(k) matching contributions, payable within 90 days of termination or by March 15 of the year following termination, if earlier, plus 18 months of continued health benefits.  The Named Executive Officers are also entitled to accelerated vesting of equity and non-equity incentive awards (except that certain forfeiture conditions may continue to apply) if their employment is terminated due to death or disability, or by the Company without cause, by the executive for good reason, or pursuant to a non-renewal notice given by the Company (including such a termination occurring within 24 months following a change in control of the Company).

For purposes of the Employment Agreements, the terms listed below have been given the following meanings:

(a) “cause” means the executive (1) has been convicted of a misdemeanor involving intentionally dishonest behavior or that the Company determines will have a material adverse effect on the Company’s reputation or any felony, (2) has engaged in conduct that is materially injurious to the Company or its affiliates, (3) has engaged in gross negligence or willful misconduct in performing his duties, (4) has willfully refused without proper legal reason to perform his duties, (5) has breached a material provision of the Employment Agreement or another agreement with the Company, or (6) has breached a material corporate policy of the Company.  If any act described in clause (4), (5) or (6) could be cured, the Company will give the executive written notice of such act and will give the executive 10 days to cure.

(b) “change in control” encompasses the events constituting a “Change of Control” under the indenture governing the Company’s 7¾% Senior Notes due 2013, including (1) a change in the majority of the board of directors serving on the board as of July 20, 2005 unless such change was authorized by a majority of the directors in place on that date (or approved by the majority of the directors in place on that date); (2) a third party, including a group of third parties acting together, acquires more than 35%, and Mr. Williams, his affiliates and certain other related persons own less than 25%, of the total voting power of Company’s voting stock; (3) the sale of all or substantially all of the Company’s assets; and (4) the adoption of a plan or a proposal for the liquidation or dissolution of the Company.  Except in the case of Mr. Williams’ employment agreement, “change in control” also includes the resignation or removal for any reason of Mr. Williams as the Company’s Chairman of the Board and Chief Executive Officer, including by reason of the death or disability of Mr. Williams.

(c) “disability” means disability (as defined in a long-term disability plan sponsored by the Company) for purposes of determining a participant’s eligibility for benefits and, if multiple definitions exist, will refer to the definition of disability that would, if the participant so qualified, provide coverage for the longest period of time.  If the executive is not covered by a long-term disability plan sponsored by the Company, “disability” will mean a “permanent and total disability” as defined in section 22(e)(3) of the Internal Revenue Code, as certified by a physician acceptable to both the Company and the executive.

(d) “good reason” means, without the express written consent of the executive, (1) a material breach by the Company of the Employment Agreement, (2) a material reduction in the executive’s base salary, (3) a material diminution in the executive’s authority, duties or responsibilities or the assignment of duties to the executive that are not materially commensurate with the executive’s position, or (4) a material change in the geographic location at which the executive must normally perform services.  The executive must give the Company notice of any alleged good reason event within 60 days, and the Company shall have 30 days to remedy such event.

The Employment Agreements contain confidentiality provisions, as well as covenants not to compete, during the employment term and continuing until the first anniversary of the date of termination, and not to solicit the employment of other employees of the Company, during the employment term and continuing until the second anniversary of the date of termination, subject to some limited exceptions.  The noncompete covenant does not apply if a Named Executive Officer is terminated for cause by the Company or voluntarily without good reason by the executive, unless the Company continues to pay the executive his base salary for a period of 12 months.  Mr. Williams’ noncompete and nonsolicitation obligations are governed by the Consolidation Agreement entered into with Mr. Williams and certain Williams Entities in May 1993.  Termination of employment of any of the Named Executive Officers due to a breach of one of these provisions would constitute a termination for cause.  In addition, the Employment Agreements also condition payment of severance payments and health care continuation coverage upon the Named Executive Officer’s execution of a release within 45 days of termination of employment (and nonrevocation thereafter).

This description of the Employment Agreements is only a summary of, and is qualified in its entirety by reference to, the Employment Agreements, copies of which are filed as Exhibits 10.1 through 10.5 to this Current Report on Form 8-K and are incorporated herein by reference.

We also entered into employment agreements with Greg S. Welborn, Vice President — Land, and T. Mark Tisdale, Vice President and General Counsel in March 2010.  Copies of the employment agreements for Messrs. Welborn and Tisdale are filed as Exhibits 10.6 and 10.7, respectively, to this Current Report on Form 8-K.

Item 9.01 - Financial Statements and Exhibits

(d)       Exhibits

The following exhibits are filed as part of the information filed under Item 5.02 of this report.

Exhibit Number	Description
10.1	Employment Agreement between Clayton Williams Energy, Inc. and Clayton W. Williams, Jr.

10.2	Employment Agreement between Clayton Williams Energy, Inc. and L. Paul Latham

10.3	Employment Agreement between Clayton Williams Energy, Inc. and Mel G. Riggs

10.4	Employment Agreement between Clayton Williams Energy, Inc. and Patrick C. Reesby

10.5	Employment Agreement between Clayton Williams Energy, Inc. and Michael L. Pollard

10.6	Employment Agreement between Clayton Williams Energy, Inc. and Greg S. Welborn

10.7	Employment Agreement between Clayton Williams Energy, Inc. and T. Mark Tisdale

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

CLAYTON WILLIAMS ENERGY, INC.

Date:	March 18, 2010	By:	/s/ L. Paul Latham
L. Paul Latham
Executive Vice President and Chief Operating Officer

Date:	March 18, 2010	By:	/s/ Mel G. Riggs
Mel G. Riggs
Senior Vice President and Chief Financial Officer